Exhibit 5.1

[Letterhead of Dechert]

November 6, 2002

Constar International Inc.
One Crown Way
Philadelphia, PA 19154

Re: Form S-1 Registration Statement (Reg. No. 333-88878)

Gentlemen and Ladies:

We have acted as counsel to Constar International Inc., a Delaware corporation (“Constar”), Constar, Inc., a Pennsylvania corporation (“Constar, Inc.”), BFF Inc., a Delaware corporation (“BFF”), DT, Inc., a Delaware corporation (“DT”), Constar Plastics, LLC, a Delaware limited liability company (“Constar Plastics”) and Constar Foreign Holdings, Inc., a Delaware corporation (“Foreign Holdings” and together with Constar, Inc., BFF, DT and Constar Plastics, each a “Guarantor” and collectively the “Guarantors”) in connection with the preparation and filing by Constar and the Guarantors of the Registration Statement on Form S-1 (Registration No. 333-88878) originally filed on May 23, 2002 with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and as subsequently amended by amendments thereto filed on July 3, 2002, July 12, 2002, September 6, 2002, October 17, 2002, November 4, 2002 and an amendment to be filed today (the “Registration Statement”), relating to the proposed sale by Crown Cork & Seal Company, Inc. (“Crown”) of up to 12,000,000 shares (the “Crown Shares”), of Common Stock, par value $.01 per share, of Constar (“Common Stock”), the proposed issuance by Constar of up to 1,800,000 shares of Common Stock (the “Company Shares,” and with the Crown Shares, the “Shares”), the proposed issuance by Constar of up to $200,000,000 of Senior Subordinated Notes due 2012 (the “Notes”), which will be sold to the respective underwriters named in the Registration Statement pursuant to the Underwriting Agreements filed as Exhibit 1.1 to the Registration Statement (the “Equity Underwriting Agreement”) and Exhibit 1.2 to the Registration Statement (the “Debt Underwriting Agreement”), and the Guarantors’ guarantees of the Notes (the “Note Guarantees”). The Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.1 to the Registration Statement (the “Indenture”) between Constar and Wells Fargo Bank Minnesota, N.A., as Trustee.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, we are of the following opinion:

Constar International Inc.
November 6, 2002

1. When (i) the Registration Statement becomes effective, (ii) the Pricing Committee of Constar’s Board of Directors approves the price at which the Company Shares are to be sold to the underwriters set forth in the Equity Underwriting Agreement and approves other matters relating to the issuance and sale of the Company Shares, (iii) the Equity Underwriting Agreement has been duly authorized, executed and delivered by the parties thereto, (iv) the Company Shares are issued pursuant to the terms of the duly executed Equity Underwriting Agreement and (v) certificates representing the Company Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the underwriters, at a price per share not less than the per share par value of the Common Stock as contemplated by the Equity Underwriting Agreement, the issuance and sale of the Company Shares will have been duly authorized, and the Company Shares will be validly issued, fully paid and nonassessable.

2. The Crown Shares are validly issued, fully paid and nonassessable.

3. When (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of Constar’s Board of Directors approves the terms of the Notes, including the price at which the Notes are to be sold to the underwriters pursuant to the Debt Underwriting Agreement, and other matters relating to the issuance and sale of the Notes, (iii) the Indenture and the Debt Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Notes included in the Registration Statement, and (v) the Notes have been duly executed and delivered to and paid for by the underwriters as contemplated by the Debt Underwriting Agreement, the issuance and sale of the Notes will have been duly authorized, and the Notes will constitute legal, valid and binding obligations of Constar, enforceable against Constar in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

4. The Note Guarantees have been duly authorized by each respective Guarantor, and when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act, (ii) the Pricing Committee of Constar’s Board of Directors approves the terms of the Notes, including the price at which the Notes are to be sold to the underwriters pursuant to the Debt Underwriting Agreement, and other matters relating to the issuance and sale of the Notes, (iii) the Indenture and the Debt Underwriting Agreement have been duly authorized, executed and delivered by the parties thereto, (iv) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in accordance with the terms set forth in the prospectus for the Notes included in the Registration Statement, (v) the Notes have been duly executed and delivered to and paid for by the underwriters as contemplated by the Debt Underwriting Agreement and (v) the Note Guarantees have been duly executed by the Guarantors, the

Constar International Inc.
November 6, 2002

Note Guarantees will constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws affecting creditors’ rights generally or debtors’ obligations generally, general principles of equity (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the United States, the State of New York and the Commonwealth of Pennsylvania, and we express no opinion concerning the laws of any other jurisdiction.

The opinion expressed herein is rendered for the benefit of Constar and the Guarantors in connection with the transactions contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectuses contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Dechert